Exhibit 16.1

PricewaterhouseCoopers LLP 2020 Main Street Suite 400 Irvine CA 92614 Telephone (949) 437-5200 Facsimile (949) 437-5300

May 26, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by DDi. Corp. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of DDi Corp. dated May 26, 2009. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP